Exhibit 4.1
NORDSTROM 2007-A AMENDMENT NO. 1
TO NOTE PURCHASE AGREEMENT
     This AMENDMENT NO. 1, dated as of April 30, 2008 (this “Agreement”), is entered into among NORDSTROM CREDIT CARD RECEIVABLES II LLC (“NCCR”), NORDSTROM FSB (“NFSB”), NORDSTROM CREDIT, INC. (“NCI”), FALCON ASSET SECURITIZATION COMPANY LLC (“Falcon”), and JPMORGAN CHASE BANK, N.A. (“JPM”).
W I T N E S S E T H:
     WHEREAS, the NCCR, NFSB, NCI, Falcon and JPM are parties to that certain Note Purchase Agreement dated as of May 2, 2007 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”); and
     WHEREAS, the parties hereto have agreed to amend the Note Purchase Agreement on the terms and conditions hereinafter set forth in accordance with its respective amendment provisions.
     NOW, THEREFORE, in consideration of the agreements herein contained, and for other valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
     SECTION 1. Definitions. All capitalized terms used but not otherwise defined herein are used as defined in the Note Purchase Agreement.
     SECTION 2. Amendments.
     2.1 Amendment of Section 1.01 of the Note Purchase Agreement, “Purchase Expiration Date”. The definition of “Purchase Expiration Date” in Section 1.01 of the Note Purchase Agreement is hereby amended by replacing the date “April 30, 2008” with the date “April 29, 2009”.
     2.2 Amendment of Section 1.01 of the Note Purchase Agreement, “LIBOR”. Clause (ii) of the definition of “LIBOR” in Section 1.01 of the Note Purchase Agreement is hereby amended by replacing “1.0%” with “3.0%”.
     SECTION 3. Miscellaneous.
     3.1 Effectiveness. This Agreement shall become effective as of April 30, 2008.
     3.2 Continuing Effect of the Note Purchase Agreement. As amended hereby, the Note Purchase Agreement is, in all respects, ratified and confirmed and the Note Purchase Agreement, as so amended or supplemented by this Amendment, shall be read, taken and construed as one and the same instrument. This Agreement shall not constitute an amendment of any provision of the Note Purchase Agreement not expressly referred to herein and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
     3.3 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF

THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
     3.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
     3.5 Headings. The Section headings in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.
     3.6 Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.
     3.7 Representation and Warranty. Each of the parties hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     IN WITNESS WHEREOF, the parties have caused this First Omnibus Amendment to be duly executed and delivered by their duly authorized officers, as of the date first above written.

NORDSTROM CREDIT CARD RECEIVABLES II LLC

by	/s/ Marc A. Anacker Name: Marc A. Anacker
Title: Treasurer

NORDSTROM FSB

by	/s/ Kevin T. Knight

Name: Kevin T. Knight
Title: Chairman & CEO

NORDSTROM CREDIT, INC.

by	/s/ Marc A. Anacker

Name: Marc A. Anacker
Title: VP & Assistant Treasurer
Nordstrom Omnibus Amendment No. 1

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FALCON ASSET SECURITIZATION COMPANY LLC

by	/s/ Jill Lane Name: Jill Lane
Title: Executive Director

JPMORGAN CHASE BANK, N.A.

by	/s/ Jill Lane

Name: Jill Lane
Title: Executive Director
Nordstrom Omnibus Amendment No. 1

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